Exhibit 8.01

Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Incorporation	Name Under Which the Subsidiary Does Business	Ownership Interest
Viva Negocio Inmobiliario S.A.	Peru	Viva	Aenza owns 56.22%; Cumbra owns 43.32%

Cumbra Perú S.A.	Peru	Cumbra	Aenza owns 99.39%

Concesionaria La Chira S.A.	Peru	La Chira	Aenza owns 50.0%

Carretera Sierra Piura S.A.C. (formerly Concesión Canchaque S.A.C)	Peru	Canchaque	Aenza owns 100%

UNNA Transporte S.A.C. (formerly Concar S.A.C.)	Peru	UNNA Transporte	Aenza owns 100.00%

UNNA Energía S.A.	Peru	UNNA Energía	Aenza owns 95.0%

Tren Urbano de Lima S.A.	Peru	Tren Urbano de Lima	Aenza owns 75.0%

Red Vial 5 S.A.*(formerly Norvial S.A.)	Peru	Norvial	Aenza owns 67.0%

Carretera Andina del Sur S.A.C (formerly Survial S.A.C)	Peru	Survial	Aenza owns 100.00%;

CAM Holding SPA	Peru	CAM Holding	Aenza owns 100%

Cumbra Ingeniería S.A.	Peru	Cumbra Ingeniería	Aenza owns 89.41%

ECOTEC S.A.C.	Peru	ECOTEC	Cumbra Ingeniería owns 99.99%

Construyendo País	Peru	Construyendo País	Cumbra owns 99.99%

Vial y Vives – DSD S.A.	Chile	Vial y Vives	Cumbra owns 94.49%

Inmobiliaria Almonte S.A.C.	Peru	Almonte	Viva owns 50.45%

Morelco S.A.S	Colombia	Morelco	Cumbra owns 100.00%

Concesionaria Vía Expresa Sur S.A.	Peru	VESUR	Aenza owns 99.98%; Cumbra owns the remaining 0.02%

Agenera S.A.C.	Perú	Agenera	Aenza owns 100.00%

Negocios de Gas S.A.	Peru	Negocios de Gas	Aenza owns 100.00%

Qualys S.A.	Perú	Qualys	Aenza owns 100.00%,

Recaudo Lima S.A.	Perú	Recaudo Lima	Aenza owns 100.00%

Promotora Larco Mar S.A.	Perú	Promotora Larco Mar	Aenza owns 46.55%

TGNCA S.A.	Perú	TGNCA	Aenza owns 99.93%

Billetera Electrónica de Transporte Lima S.A.C.	Perú	BETL	Aenza owns 95.5%

GyM Chile SpA	Chile	GyM Chile SPA	Cumbra owns 100%

Promotores Asociados de Inmobiliaria S.A.	Perú	Promotores Asociados de Inmobiliaria	Aenza owns 99.99%

Oiltanking Andina Services S.A.	Perú	OTAS	UNNA Energía owns 50.00%

UNNA Infraestructura S.A.C.	Perú	UNNA	Aenza owns 100.00%

*	In June 2018, the company assigned economic rights over 48.8% of the share capital of Norvial to Inversiones en Autopistas S.A. by transferring its Class B shares of Norvial. The company continues to possess 67% of the voting rights of Norvial and an economic interest of 18.2% of Norvial’s share capital. JJC Contratistas Generales S.A. owns 16.80% and Inversiones en Infraestructura Peru SAC owns 16.20%.